EXHIBIT 21.1

Subsidiary Name	State of Formation	Doing Business As	# of Omitted Subsidiaries Operating in US	# of Omitted Subsidiaries Operating in Foreign Countries
AZ-Havasu Golden Valley, LLC	AZ
AZ-Havasu Kingman, LLC	AZ
AZ-Havasu SN 67, LLC	AZ
Heber 20, LLC	CA
IMH HI LLC	DE
IMH Holdings, LLC	DE
IMH Holdings 2, LLC	DE
IMH NM LLC	DE
IMH Special Asset NT 107, LLC	DE
IMH Special Asset NT 139, LLC	DE
IMH Special Asset NT 175-AVN, LLC	AZ
IMH Special Asset NT 175-IGH, LLC	AZ
IMH Special Asset NT 176, LLC	AZ
IMH Special Asset NT 184, LLC	AZ
IMH Special Asset NT 228, LLC	AZ
May, LLC	AZ
Recorp Communities, Inc.	AZ
Recorp Investments, Inc.	AZ
Recorp Management, Inc.	AZ
Recorp of America, Inc.	AZ
Recorp Partners, Inc.	DE
Stockholder, LLC	AZ
Apollo MC, LLC	AZ
Polk Dallas 84, LLC	TX
Pierce King 84, LLC	TX
Western Spotted, LLC	DE
Jaguarundi, LLC	DE
Western Red, LLC	DE
Harris Antelope, LLC	DE
Rock Squirrel, LLC	DE
Cane Cholla, LLC	DE
KM Note, LLC	DE
MRH Holdings, LLC	DE		24	0
The L'Auberge Collection, LLC (fka L'Auberge Resort Management, LLC)	DE
L'Auberge Newco, LLC	DE
Orchards Newco, LLC	DE

Lakeside DV, LLC	DE
Lakeside DV Holdings, LLC	DE
Lakeside DVH Manager, LLC	DE
Antinori Investments, LLLP	AZ
Butera Properties, L.L.C.	NM
Carinos Properties, LLC	NM
Matacan Propertis, L.L.C.	NM
Recorp-New Mexico Associates Limited Partners	NM
Recorp-New Mexico Associates II Limited Partnership	NM
Recorp-New Mexico Associates III Limited Partnership	NM
Northwest Outerloop Associates Limited Partnership	NM
Tesoro Properties, L.L.C.	NM
Unit 3 Partners, LLC	NM
Unit 4 Partners, LLC	NM
Unit 5 Partners, LLC	NM
Unit 7 Partners, LLC	NM
L'Auberge IP Holdings, LLC	DE
MRH Lending, LLC	DE
IMH Broadway Tower Mezz Lender, LLC	DE
L'Auberge de Sonoma Resort Management, LLC	DE
L'Auberge de Sonoma Resort Fund, LLC	DE
L'Auberge Fund Manager, LLC	DE
IMH Sonoma Fund Investor, LLC	DE
IMH Sonoma Class B Member, LLC	DE
L'Auberge de Sonoma, LLC	DE	MacArthur Place Hotel & Spa
IMH One Westchase Mezz, LLC	DE

4841-6190-1662, v. 1